Exhibit 24

Power of Attorney

Know all by these presents, that each person whose signature appears below hereby constitutes and appoints David A. Koch, George Aristides or David
M. Lowe, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 30, 1994, of Graco Inc. (and any and all amendments thereto) and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, this Power of Attorney has been signed by the following persons on the date indicated.

                                 Date

       \G. Aristides             February 24, 1995
       G. Aristides

       \R. O. Baukol             February 24, 1995
       R. O. Baukol

       \D. A. Koch               February 24, 1995
       D. A. Koch

       \J. W. Lacey              February 24, 1995
       J. W. Lacey

       \J. R. Lee                February 24, 1995
       J. R. Lee

       \R. D. McFarland          February 24, 1995
       R. D. McFarland

       \L. R. Mitau              February 24, 1995
       L. R. Mitau

       \D. R. Olseth             February 24, 1995
       D. R. Olseth

       \G. C. Planchon           February 24, 1995
       G. C. Planchon

       \C. B. Thompson           February 24, 1995
       C. B. Thompson

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